Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-132953) of Educate, Inc. 401(k) Retirement Savings Plan of our report dated June 23, 2006 with respect to the financial statements of the Educate, Inc. 401(k) Retirement Savings Plan for the plan year ended December 31, 2005, which appears in this Form 11-K.

/s/ Reznick Group P.C.

Baltimore, MD

June 28, 2006

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